AGREEMENT       (Exhibit 10.1)

THIS AGREEMENT made the 27th day of December, 2012, between Culp, Inc., a corporation organized and existing under the laws of the State of North Carolina (hereinafter called the “Corporation”), Robert G. Culp, III (hereinafter called the “Employee”), and Robert G. Culp III Irrevocable Trust dated December 11, 2012 (the “Trust”);

W I T N E S S E T H:

WHEREAS, the Employee is employed by the Corporation; and

WHEREAS, the Corporation highly values the long term efforts, abilities, and accomplishments of the Employee; and

WHEREAS, the Corporation and the Employee previously entered into a Split Dollar Agreement dated February 24, 2003 (the “Insurance Agreement”), pursuant to which the Corporation agreed to purchase and pay premiums on a policy of life insurance insuring the Employee and the Employee’s spouse (hereinafter referred to as the “Policy”); and

WHEREAS, the Policy purchased under the Insurance Agreement is ING/Security Life of Denver (formerly Southland Life Insurance Company) policy number 06 6002 5882, with a face amount of $8,000,000; and

WHEREAS, the Employee assigned all of his right, title and interest in and to the Insurance Agreement and the Policy to the Robert G. Culp, III Irrevocable Trust Agreement #3 dated December 27, 1993 (the “1993 Trust”) by an agreement dated February 24, 2003; and

WHEREAS, the 1993 Trust assigned all of its right, title and interest in and to the Insurance Agreement to the Trust by an agreement dated December 21, 2012; and

WHEREAS, the Insurance Agreement contains provisions providing for termination of the Agreement and purchase of the Policy by the Employee (and his Assignee, the Trust) prior to the last to die of the Employee or the Employee’s spouse; and

WHEREAS, the Employee, the Trust and Corporation desire to terminate the Insurance Agreement and to transfer the Policy to the Trust by having the Trust purchase the Policy from the Corporation, in accordance with the terms of the Insurance Agreement, and to enter into other arrangements as set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the parties hereto agree as follows:

1.           The Insurance Agreement between the Corporation and the Employee, as assigned to the Trust, is hereby terminated in accordance with the terms of the Insurance Agreement.

2.           The Trust, as Employee’s Assignee, hereby exercises its option to purchase the policy from the Corporation, as provided in the Insurance Agreement.  The purchase price for the Policy shall be cash in the amount of the cash surrender value (CSV) of the Policy, which amount is agreed to be $625,595.28.  Upon receipt of such amount, the Corporation agrees to transfer all of its right, title and interest in and to the Policy to the Trust, by the execution and delivery of an appropriate instrument of transfer.

3.           In recognition of termination of the Insurance Agreement, of suspended premium payments during a portion of the period covered by the Insurance Agreement, and in recognition of Employee’s continuing valuable services to the Corporation, the Corporation agrees that during the period of Employee’s continued employment with the Corporation, but in no event for a period longer than twelve (12) years from the date hereof, the Corporation will make an annual payment to the Employee in the amount of $60,000 per year.  Such payments will be treated as regular compensation to Employee and will be subject to tax withholding and other similar requirements.

4.           Except as expressly provided herein, the Corporation, the Employee and the Trust will have no further obligations under the Insurance Agreement.

5.           This Agreement may not be amended, altered or modified, except by a written instrument signed by the parties hereto, or their respective successors or assigns.

6.           This Agreement shall be binding upon and inure to the benefit of the Corporation and the Trust and their respective successors and assigns, and the Employee, his successors, assigns, heirs, executors, administrators, and beneficiaries.

7.           This Agreement and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of North Carolina.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the day and year first above written.

CULP, INC.

By:	/s/ Franklin N Saxon
Title:	President and Chief Executive Officer

/s/ Robert G. Culp, III (SEAL)
Robert G. Culp, III, EMPLOYEE

ROBERT G. CULP III IRREVOCABLE TRUST DATED DECEMBER 11, 2012
By:	Atlantic Trust Company, Trustee

By: /s/ W. Scott Thompson
Title: Managing Director